STOCK PURCHASE AGREEMENT


                                  BY AND AMONG



                                   RKDA, INC.
                                    ("BUYER")


                                       AND


                             ARCADIA SERVICES, INC.
                                   ("COMPANY")


                                       AND


                             ADDUS HEALTHCARE, INC.
                                   ("SELLER")


                                       AND


                                W. ANDREW WRIGHT
                                   ("WRIGHT")





                                   May 7, 2004
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                                                 TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I SALE AND TRANSFER OF SHARES; PURCHASE PRICE; WORKING CAPITAL ADJUSTMENT; UNCOLLECTED ACCOUNTS
                     RECEIVABLE; CLOSING.........................................................................1

1.1      Sale and Purchase of Shares.............................................................................1
1.2      Purchase Price..........................................................................................1
1.3      Working Capital Adjustment..............................................................................2
1.4      Payment of Purchase Price...............................................................................3
1.5      Uncollected Accounts Receivable.........................................................................4
1.6      Closing.     ...........................................................................................5
1.7      Closing Obligations.....................................................................................5
1.8      [INTENTIONALLY OMITTED].................................................................................7
1.9      Depository Account......................................................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES  OF COMPANY, SELLER AND WRIGHT.........................................7

2.1      Organization and Good Standing..........................................................................7
2.2      Authority/Enforceability................................................................................7
2.3      No Conflict. 8
2.4      Capitalization..........................................................................................8
2.5      Financial Statements....................................................................................8
2.6      Books and Records.......................................................................................9
2.7      Title to Properties; Encumbrances.......................................................................9
2.8      Real Property...........................................................................................9
2.9      Condition and Sufficiency of Assets....................................................................12
2.10     Accounts Receivable....................................................................................12
2.11     Inventory.   ..........................................................................................13
2.12     Taxes.       ..........................................................................................13
2.13     No Material Adverse Change.............................................................................14
2.14     Employee Benefits......................................................................................14
2.15     Compliance with Legal Requirements.....................................................................15
2.16     Governmental Authorizations............................................................................16
2.17     Legal Proceedings; Orders..............................................................................16
2.18     Absence of Certain Changes and Events..................................................................16
2.19     Contracts; No Defaults.................................................................................17
2.20     Insurance.   ..........................................................................................20
2.21     Environmental Matters..................................................................................21
2.22     Employees/Representatives..............................................................................23
2.23     Labor Relations; Compliance............................................................................23
2.24     Intellectual Property..................................................................................24
2.25     Subsidiaries...........................................................................................25
2.26     Finders or Broker Fees.................................................................................25
2.27     Competitive Interest...................................................................................25
2.28     Related Party Transactions.............................................................................25
2.29     Intercompany Transactions..............................................................................26
2.30     Bank Accounts; Business Locations......................................................................26
2.31     Name; Prior Transactions...............................................................................26
2.32     Disclosure.  26

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
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................26

3.1      Organization and Good Standing.........................................................................26
3.2      Authority; No Conflict.................................................................................27
3.3      Certain Proceedings....................................................................................27
3.4      Finders or Broker Fees.................................................................................27

ARTICLE IV COVENANTS OF COMPANY AND SELLER PRIOR TO CLOSING DATE................................................27

4.1      Access and Investigation...............................................................................28
4.2      Operation of the Business of Each Acquired Company.....................................................28
4.3      Requirement; Approvals.................................................................................28
4.4      Notification.28
4.5      Payment of Indebtedness by Related Persons.............................................................29
4.6      No Solicitation or Negotiation.........................................................................29
4.7      Best Efforts.29
4.8      Title Insurance........................................................................................29
4.9      Intercompany Debt......................................................................................29
4.10     Workers Compensation Liabilities.......................................................................29
4.11     Payment of Taxes.......................................................................................30

ARTICLE V COVENANTS OF BUYER PRIOR TO CLOSING DATE..............................................................30

5.1      Approvals of Governmental Bodies.......................................................................30
5.2      Best Efforts.30

ARTICLE VI CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE..................................................30

6.1      Accuracy of Representations............................................................................30
6.2      Satisfactory Due Diligence.............................................................................30
6.3      Seller's Performance...................................................................................31
6.4      Consents.    ..........................................................................................31
6.5      Additional Documents...................................................................................31
6.6      No Proceedings.........................................................................................31
6.7      No Claim Regarding Stock Ownership of Sale Proceeds....................................................31
6.8      No Prohibition.........................................................................................31
6.9      Resignation of Officers................................................................................31
6.10     Financing.   ..........................................................................................32
6.11     Absence of Litigation..................................................................................32
6.12     No Material Adverse Change.............................................................................32
6.13     Permits and Licenses...................................................................................32
6.14     Real Estate Lease Agreements...........................................................................32
6.15     Sparling Release.......................................................................................32


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
ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATION OF  COMPANY AND THE SELLER TO CLOSE..............................32

7.1      Accuracy of Representations............................................................................32
7.2      Buyer's Performance....................................................................................32
7.3      Additional Documents...................................................................................33
7.4      No Injunction..........................................................................................33

ARTICLE VIII TERMINATION........................................................................................33

8.1      Termination Events.....................................................................................33
8.2      Effect of Termination..................................................................................33
8.3      Limitation of Liability/Disbursement of Deposit........................................................34

ARTICLE IX INDEMNIFICATION, REMEDIES AND POST CLOSING COVENANTS.................................................34

9.1      Survival; Knowledge....................................................................................34
9.2      Indemnification and Payment of Damages.................................................................35
9.3      Indemnification and Payment of Damages by Buyer........................................................36
9.4      Termination of Obligations of Company..................................................................37
9.5      Survival of Representations and Warranties.............................................................37
9.6      Indemnification Limitations............................................................................37

ARTICLE X DEFINITIONS 38

10.1     "Accounts Receivable"..................................................................................38
10.2     "Acquired Companies"...................................................................................38
10.3     "Acquired Company".....................................................................................38
10.4     "Agreement"............................................................................................38
10.5     "Best Efforts".........................................................................................38
10.6     "Breach"     ..........................................................................................39
10.7     "Buyer"      ..........................................................................................39
10.8     "Buyer's Advisors".....................................................................................39
10.9     "Buyer's Closing Documents"............................................................................39
10.10    "Cash Payment".........................................................................................39
10.11    "Closing"    ..........................................................................................39
10.12    "Closing Date".........................................................................................39
10.13    "Company Assets".......................................................................................39
10.14    "Consent" or "Consents"................................................................................39
10.15    "Contemplated Transactions"............................................................................39
10.16    "Contract"   ..........................................................................................40
10.17    "Current Assets".......................................................................................40
10.18    "Current Liabilities"..................................................................................40
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
10.19    "Damages"..............................................................................................40
10.20    "Delinquent Accounts Receivable".......................................................................40
10.21    "Employment Agreement".................................................................................40
10.22    "Employee Benefit Plan"................................................................................40
10.23    "Encumbrance"..........................................................................................40
10.24    "Environment"..........................................................................................40
10.25    "Environmental, Health, and Safety Liabilities"........................................................40
10.26    "Environmental Law"....................................................................................41
10.27    "ERISA"      ..........................................................................................42
10.28    "Exempt Damages".......................................................................................42
10.29    "Exempt Provisions"....................................................................................42
10.30    "Facilities"...........................................................................................42
10.31    "Fiduciary"............................................................................................42
10.32    [INTENTIONALLY OMITTED]................................................................................42
10.33    "Financial Statements".................................................................................42
10.34    "GAAP"       ..........................................................................................42
10.35    "Governmental Authorization"...........................................................................42
10.36    "Governmental Body"....................................................................................42
10.37    "Hazardous Activity"...................................................................................42
10.38    "Hazardous Materials"..................................................................................42
10.39    "HSR Act"..............................................................................................42
10.40    "Indebtedness".........................................................................................42
10.41    "Indemnified Persons"..................................................................................43
10.42    "Intellectual Property Assets".........................................................................43
10.43    "Intercompany Debt"....................................................................................43
10.44    "Interim Financial Statements".........................................................................43
10.45    "IRC"        ..........................................................................................43
10.46    "IRS"        ..........................................................................................43
10.47    "Knowledge"..........................................................................................  43
10.48    "Leased Property"......................................................................................43
10.49    "Legal Requirement"....................................................................................43
10.50    "Liability"  ..........................................................................................44
10.51    "Limitation"...........................................................................................44
10.52    "Material Adverse Change (or Effect)"..................................................................44
10.53    "Occupational Safety and Health Law"...................................................................44
10.54    "Order"      ..........................................................................................44
10.55    "Ordinary Course of Business"..........................................................................44
10.56    "Organizational Documents".............................................................................44
10.57    "Person"     ..........................................................................................44
10.58    "Proceeding"...........................................................................................44
10.59    [INTENTIONALLY OMITTED]................................................................................44
10.60    "Purchase Price".......................................................................................45
10.61    "Real Property"........................................................................................45
10.62    "Records"    ..........................................................................................45
10.63    "Release"    ..........................................................................................45
10.64    "Representatives"......................................................................................45
10.65    "Sale Transaction".....................................................................................45
10.66    "Seller's Closing Documents"...........................................................................45
10.67    "Seller's Noncompetition Agreement"....................................................................45
10.68    "Seller's Release".....................................................................................45
10.69    "Shares"     ..........................................................................................45
10.70    "Subsidiaries".........................................................................................45
10.71    "Tax"        ..........................................................................................45
10.72    "Tax Return"...........................................................................................45
10.73    "Threat of Release"....................................................................................46
10.74    "Threatened"...........................................................................................46
10.75    "Workers Compensation Reserve".........................................................................46

ARTICLE XI GENERAL PROVISIONS...................................................................................46

11.1     Confidentiality........................................................................................46
11.2     Expenses.    ..........................................................................................46
11.3     Schedules.   ..........................................................................................47
11.4     Public Announcements...................................................................................47
11.5     Dispute Resolution; Jurisdiction and Venue.............................................................47
11.6     Notices.     ..........................................................................................47
11.7     Certain Taxes..........................................................................................48
11.8     Recoupment.............................................................................................48
11.9     Further Assurances.....................................................................................49
11.10    Waiver.      ..........................................................................................49
11.11    Entire Agreement and Modification......................................................................49
11.12    Construction...........................................................................................49
11.13    Assignments; Successors; No Third Party Rights.........................................................50
11.14    Severability...........................................................................................50
11.15    Section Headings.......................................................................................50
11.16    Time of Essence........................................................................................50
11.17    Governing Law..........................................................................................50
11.18    Arm's Length Negotiations..............................................................................50
11.19    Counterparts/Facsimile Signatures......................................................................50
11.20    Records.     ..........................................................................................51
11.21    Proration of Taxes.....................................................................................51
11.22    Execution Without Exhibits and Schedules...............................................................51

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                            STOCK PURCHASE AGREEMENT



     THIS STOCK PURCHASE AGREEMENT is made and entered into effective as of May _, 2004, by and among RKDA, Inc., a Michigan corporation ("Buyer"), Arcadia Services, Inc., a Michigan corporation ("Company"), Addus HealthCare, Inc., an Illinois corporation ("Seller") and W. Andrew Wright, an Illinois resident ("Wright"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.


                                R E C I T A L S :

     A. Company is engaged through its wholly owned subsidiaries in home care, professional healthcare staffing services and light industrial staffing services (the "Business"), and Seller owns all of the issued and outstanding shares (the "Shares") of capital stock of Company.

     B. Wright owns, directly or indirectly, 92.4% of the issued and outstanding shares of capital stock of Seller.

     C. The facilities of Company and its subsidiaries consist of Company's leased corporate headquarters at 26777 Central Park Boulevard, Suite 200, Southfield, Michigan 48076, and nine (9) leased Company store locations (collectively, the "Facilities").

     D. Seller desires to sell, and Buyer desires to purchase, all of the Shares upon the terms and subject to the conditions, representations, warranties and covenants contained in this Agreement.

     E. Seller and Wright are joining in this Agreement as a material inducement to Buyer and as a condition to Buyer's willingness to enter into this Agreement.


                                    AGREEMENT


     NOW, THEREFORE, in consideration of the premises and the mutual promises representations, warranties and covenants herein contained, the parties agree as follows:

ARTICLE I SALE AND TRANSFER OF SHARES; PURCHASE PRICE; WORKING CAPITAL ADJUSTMENT; UNCOLLECTED ACCOUNTS RECEIVABLE; CLOSING

     1.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell, convey, assign, deliver and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller free and clear of any Encumbrances.

     1.2 Purchase Price. The purchase price for the Shares will be Sixteen Million Six Hundred Thousand and No/100 Dollars ($16,600,000), plus payment in the amount set forth in the agreements identified on Schedule 1.2, by Company or Seller to Cathy Sparling, Barbara Gay, Phyllis Pheeney and Lakshu Sundaram as a result of the transaction contemplated in this Agreement, plus or minus the adjustment amount provided for in Section 1.3 hereof (collectively, the "Purchase Price").

     1.3 Working Capital Adjustment. At and following the Closing, the Purchase Price shall be adjusted as follows:

               1.3.1 The Seller and Buyer acknowledge that the Purchase Price is based on the assumption that the net working capital of the Company on a consolidated basis as of the Closing Date will be within the range of $8,900,000 and $9,200,000 (the "Base Net Working Capital Range"). For purposes of this Agreement, the term "Net Working Capital of
          Company" shall mean the Current Assets of the Company on a consolidated basis minus the Current Liabilities of the Company on a consolidated basis, all as of the Closing Date and calculated in accordance with GAAP in a manner consistent with prior practice, except for the reclassification of the Affiliate Office Long Term Liability (defined below). The parties acknowledge and agree that (a) there are and will be no liabilities of the Company other than (i) Current Liabilities and (ii) the long term liability resulting from the reclassification of a portion of the "affiliate office payables" account from a current liability to a long term liability ("Affiliate Office Long Term Liability"), (b) that Buyer is not assuming any liabilities other than Current Liabilities and the Affiliate Office Long Term Liability, and (c) additionally, Buyer is not assuming any workers compensation liabilities for periods prior to the Closing Date except for claims for benefits for employees located in Ohio and Washington, to the extent that contributions to the respective state agency for such claims for benefits are as of the Closing Date fully and adequately reserved for in the financial statements of the Acquired Companies, and except liabilities arising from occurrences after the Closing Date, and that any such liabilities will be satisfied in whole by Seller and/or Wright.

               1.3.2 At the Closing, Buyer and Seller shall mutually agree that the Net Working Capital of the Company as of the Closing Date shall fall within the Base Net Working Capital Range of $8,900,000 to $9,200,000.

               1.3.3 [INTENTIONALLY OMITTED].

               1.3.4 [INTENTIONALLY OMITTED].

               1.3.5 [INTENTIONALLY OMITTED].

               1.3.6 Within sixty (60) days following the Closing, Buyer and Seller shall mutually determine the final Net Working Capital of
          Company as of the Closing Date (the "Final Net Working Capital"), compare it to the Base Net Working Capital Range, and calculate an adjustment to the Purchase Price for purposes of this Agreement. If the Final Net Working Capital is greater than $9,200,000 (the high end of the Base Net Working Capital Range), the Purchase Price shall be increased dollar for dollar by the lesser of: (a) $200,000, or (b) the amount by which such Final Net Working Capital exceeds $9,200,000 ("Positive Adjustment"). If the Final Net Working Capital is less than $8,900,000 (the low end of the Base Net Working Capital Range) the Purchase Price shall be reduced dollar for dollar by the lesser of:
          (a) $200,000, or (b) the amount by which $8,900,000 exceeds the Final Net Working Capital ("Negative Adjustment"). The Seller shall, within sixty (60) days of the determination of the Final Net Working Capital, refund to Buyer, by cashiers or certified check or by interbank wire transfer, the amount of any Negative Adjustment to the Purchase Price. The amount of any Positive Adjustment to the Purchase Price shall be paid to the Seller within sixty (60) days of the determination of the Final Net Working Capital. Notwithstanding anything contained herein to the contrary, under no circumstances shall the Positive Adjustment amount or the Negative Adjustment amount, as applicable, exceed $200,000.

               1.3.7 If Buyer and Seller are unable to mutually agree upon the Final Net Working Capital, or the Positive Adjustment or Negative Adjustment, within the time period set forth in this Section 1.3, then such dispute shall be referred to a mutually agreed upon Independent Accountant for a final determination. Each party shall furnish to the Independent Accountant such work papers and other documents and information that the party may desire or as the Independent Accountant may request and each party will be afforded the opportunity to present information to the Independent Accountant and to discuss with the Independent Accountant the determination of the Final Net Working Capital, and the Positive Adjustment or Negative Adjustment. The Independent Accountant shall make a determination of the Final Net Working Capital, and the Positive Adjustment or Negative Adjustment, in a written notice delivered to the parties within thirty (30) business days following the date of his appointment ("Determination Notice"), which Determination Notice shall be final, binding and conclusive upon the parties. All costs, fees and expenses of the Independent Accountant shall be paid equally by Buyer and Seller.

     1.4 Payment of Purchase Price. The Purchase Price shall be payable at the Closing, as follows:

               1.4.1 The sum of Sixteen Million One Hundred Thousand and No/100 Dollars ($16,100,000), minus the Deposit, shall be paid by Buyer to Seller by bank cashiers or certified check or by interbank wire transfer, at Seller's option ("Cash Payment").

               1.4.2 [INTENTIONALLY OMITTED].

               1.4.3 An unsecured promissory note from the Company payable to Seller in the aggregate principal amount of Five Hundred Thousand and No/100 Dollars ($500,000), in the form attached hereto as
          Exhibit 1.4.3 (the "Promissory Note"). One of the purposes of the Promissory Note shall be to fund in whole or in part (through recoupment/offset in Buyer's sole discretion) valid indemnification claims against Seller and/or Wright. The Note shall be fully unsecured and all rights of the Seller thereunder shall be inferior and subordinated to any Liability owed by Company or Buyer to its primary bank ("Company's Lender") and all the rights and interest of Company's Lender in connection with Company's working capital (including necessary future increases) and acquisition revolver loans. Seller agrees to execute and deliver such reasonable subordination agreements and instruments as may be requested from time to time by Company's Lender and agrees that the Promissory Note shall be in such form and contain such provisions as are mutually satisfactory to Company's Lender and Seller. The Promissory Note shall be for a term of one (1) year from the Closing Date and shall provide for the principal payment of $500,000, less any offsets pursuant to Buyer's/Company's recoupment rights under Section 11.8 hereof, on the first anniversary date from the Closing Date. If after the Closing Date the Company makes a distribution to its shareholders (other than Seller) in the form of a dividend, distribution, recapitalization, share redemption/repurchase or otherwise (other than distributions to allow Company's shareholders to pay taxes and in connection with the Company raising capital, reasonable salaries for services rendered and reimbursement of reasonable business expenses), then the Buyer shall immediately pay to Seller any remaining principal payments on the Promissory Note.

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               1.4.4 Buyer has  delivered on March 12, 2004 to Seller and Seller acknowledges  receipt  of a  deposit  in the  amount  of  One  Hundred
          Thousand and No/100 Dollars ($100,000) (the "Deposit"). In exchange for Buyer making the Deposit, Seller and Wright hereby grant to Buyer and/or its affiliates the exclusive right, for ninety (90) days from March 12, 2004, to pursue the Contemplated Transactions and the
          Closing  thereon and failing  such to otherwise  continue  negotiating
          with   Seller  and  Wright  for  the  sale  of  the   Company   and/or
          substantially all of the Company's assets, and during such ninety (90) day period Seller and Wright and their affiliates agree to refrain from entering into any communications, discussions, negotiations or agreements with any other person or entity for such purposes. From March 12, 2004 until the date of execution of this Agreement, the Deposit shall constitute an interest free loan of $100,000 from Buyer to Seller payable as set forth in Article VIII. However, from and after such time as the execution of this Agreement, the Deposit shall be deemed held by Seller in escrow and applied against the Purchase Price at Closing, or in the event that this Agreement is terminated prior to Closing, disbursed in the manner set forth in Article VIII. The parties agree that the Deposit could be used for the transaction in Cleveland (the "Cleveland Transaction") if not otherwise returned under Article VIII.

     1.5 Uncollected Accounts Receivable. The Seller and Wright agree that in the event that for any reason whatsoever the Company shall not collect the full face amount of each and every Account Receivable included in the Company Assets, less the reserve for doubtful accounts and affiliate office holdback set forth in the Financial Statements as of the Closing Date, within two hundred and ten
(210) days following the Closing Date (collectively the "Delinquent Accounts Receivable"), and the Delinquent Accounts Receivable have been written off of Company's books, then within seven (7) business days of Seller's receipt of written notice from Buyer regarding such Delinquent Accounts Receivable, Seller shall refund to Buyer, by cashiers or certified check or by interbank wire transfer, the full amount of such Delinquent Accounts Receivable or, at the option of Buyer, the Company shall have the right to reduce, on a dollar for dollar basis, the principal amount due or to become due under the Promissory Note, or otherwise, by the amount of such Delinquent Accounts Receivable. Upon receipt of payment from Seller, or application of such offset and recoupment by the Buyer in its sole discretion, Seller may request that the Company assign the uncollected Delinquent Accounts Receivable to Seller and upon such request the Company shall so assign the Delinquent Accounts Receivable. Further, any subsequent collection by the Company of an assigned Delinquent Account Receivable shall be promptly paid to Seller. The rights of the Buyer under this Section are elective and in addition to all other rights and remedies of Buyer. For purposes of this Section, all payments received by the Company or an Acquired Company on any Accounts Receivable shall be applied by the Company either as designated by the payor or to the specific Accounts Receivable to which such payment applies, and otherwise to the oldest Accounts Receivable of the payor. Accounts Receivable subject to payment plans of which Buyer has been made aware, which payment plans extend beyond two hundred ten (210) days of Closing and which are not in default, shall not be considered Delinquent Accounts Receivable.

     1.6 Closing. Unless this Agreement is terminated pursuant to Section 8.1, the purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Kerr, Russell and Weber, PLC, 500 Woodward Ave., Suite 2500, Detroit, Michigan 48226 at 10:00 a.m. (local time) or at such other place and time as is mutually agreed upon, on the later of (i) May 7, 2004, or (ii) on such subsequent Friday and at such other time and place as the parties may mutually agree. The Closing shall be effective 12:01 a.m. EST following the Closing Date. Subject to the provisions of Article VIII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.7 Closing Obligations. At the Closing:

               1.7.1 Seller will deliver to Buyer (collectively the "Seller's Closing Documents"):

                    (a) Certificates  representing the Shares, duly endorsed (or accompanied by duly executed stock powers);

                    (b) A Release in the form of Exhibit  1.7.1(b)  executed  by
               Seller indicating that Seller shall release the Acquired Companies from any and all claims, liabilities and obligations ("Seller's Release");

                    (c) A Release in the form of Exhibit  1.7.1(c)  executed  by
               Wright indicating that Wright shall release the Acquired Companies from any and all claims, liabilities and obligations ("Wright Release");

                    (d) A  Noncompetition  Agreement  in  the  form  of  Exhibit
               1.7.1(d),   executed   by  Seller   and   Wright   (the   "Seller
               Noncompetition Agreement");

                    (e) [INTENTIONALLY OMITTED];

                    (f) [INTENTIONALLY OMITTED].

                    (g) A Certificate executed by Seller and Wright, respectively, representing and warranting to Buyer that each of Seller's and Wright's representations and warranties (respectively) in this Agreement are accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date;

                    (h) The Consents;

                    (i) The resignation of Wright and Edward Budy and such other individuals identified on Schedule 1.7.1(i), as officers, directors and employees of the Acquired Companies as the case may be, effective as of the Closing Date, in form and substance satisfactory to Buyer's counsel;

                    (j) The Addus Paynet Software License in the form of Exhibit
               1.7.1(j) executed by Seller;

                    (k)  An  Encumbancy  Certificate  in  the  form  of  Exhibit
               1.7.1(k);

                    (l) An  assignment  of  all of  Seller's  right,  title  and interest under a certain real estate lease agreement for the Facility located at 26777 Central Park Boulevard, Suite 200, Southfield, Michigan 48076 naming the Company as the assignee, together with the Landlord's written consent thereto, in form and substance acceptable to Buyer; and

                    (m) All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request, including those documents and instruments required by Article VI hereof.

               1.7.2 Buyer will deliver to Seller (collectively the "Buyer's Closing Documents'):

                    (a) The Cash Payment;

                    (b) The Promissory Note;

                    (c) [INTENTIONALLY OMITTED];

                    (d) A certificate executed by Buyer representing and warranting to Seller that each of Buyer's representations and warranties in this Agreement are accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date;

                    (e) [INTENTIONALLY OMITTED];

                    (f)  An  Encumbancy  Certificate  in  the  form  of  Exhibit
               1.7.2(f);

                    (g) All other documents, instruments or writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request, including the documents and instruments required by Article VII hereof; and

                    (h)   A   Noncompetition    Agreement   in   the   form   of
               Exhibit 1.7.2(h), executed by Buyer and Company, prohibiting them for a period of one (1) year from opening a so-called "Company Owned Store" in any city where Seller has such a store, but not prohibiting Buyer and/or Company from purchasing an existing Company Owned Store in such city.

     1.8 Sparling Bonus. The 2003 retention bonus owed to Cathy Sparling and accrued for on the balance sheet of the Acquired Companies, in the amount of $68,463, shall be paid by the Acquired Companies after the Closing Date.

     1.9 Depository Account. Seller shall be entitled to receive all deposits made to Bank One N.A., Account No. 1061264, through and including the Closing Date.

     1.10 Asset Acquisition Statement. Seller and Buyer agree that within 60 days following the Closing Date they shall agree upon and timely file or cause to timely file Internal Revenue Service Form 8594 - Asset Acquisition Statement, Under Section 1060 ("Form 8594"). If the parties are unable to agree on Form 8594 then the same procedures as provided for in Section 1.3.7 of this Agreement shall be used for the resolution of any items that cannot be agreed upon.

ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                          OF COMPANY, SELLER AND WRIGHT


     As a material inducement to Buyer entering into this Agreement and knowing and acknowledging that Buyer is relying upon the same, the Company, Seller, and Wright, jointly and severally, hereby make, as of the date hereof and again as of the Closing Date, the following representations and warranties to Buyer.

     2.1 Organization and Good Standing. Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the respective laws of the State of its incorporation as set forth on Schedule 2.1 hereof, with full power and authority to conduct its business as it is now being conducted, to own, lease and use the properties and assets that it purports to own, lease or use, and has the full power and authority to perform all of its material Contracts. Except where the failure to do so shall not cause a Material Adverse Effect each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction which either the ownership, leasing or use of the properties owned, leased or used by it, or the nature of the activities conducted by it, require such qualification.

     2.2 Authority/Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Seller, Company and Wright, enforceable against them in accordance with its terms. Upon the execution and delivery by Seller of the Seller's Closing Documents, the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against it in accordance with their respective terms. Seller, Company and Wright have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform their respective obligations under this Agreement and the Seller's Closing Documents. The representations and warranties in this Section 2.2 are subject to enforceability as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Legal Requirements relating to or affecting creditor's rights generally.

     2.3 No Conflict. Except as set forth in Schedule 2.3, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with, result in a violation of or have any adverse affect upon (i) any provision of the Organizational Documents of any Acquired Company, or (ii) any resolution adopted by the Board of Directors or the stockholders of any Acquired Company; (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement, any Order to which any Acquired Company or Seller, or any of the assets owned or used by any Acquired Company, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;
(d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or (e) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company. Except as set forth in Schedule 2.3, neither Seller nor each Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     2.4 Capitalization. The outstanding equity securities of each Acquired Company are duly authorized, validly issued, fully paid and non-assessable, and consist solely of the equity securities described in Schedule 2.4. At the Closing, the Shares shall represent all of the issued and outstanding shares of capital stock of the Company. Seller is and will be on the Closing Date, the legal, record and beneficial owner and holder of the Shares, free and clear of all Encumbrances, and shall transfer ownership and marketable title to the Shares to the Buyer, free of all Encumbrances at the Closing. The Company is and will be on the Closing Date, the legal record and beneficial owner of all the outstanding equity securities of the Subsidiaries, free and clear of all Encumbrances. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company, no Person has any rights to acquire any shares of the capital stock of any Acquired Company, and there are no options, calls, warrants or other securities or rights outstanding which relate to, are convertible into or exercisable for any securities of any Acquired Company. Schedule 2.4 sets forth, with respect to each Acquired Company, the name, address and federal taxpayer identification number of, and the number of outstanding Shares legally and beneficially owned by, each shareholder as of the date hereof and the Closing Date.

     2.5 Financial Statements. Attached hereto as Schedule 2.5 are the following consolidated financial statements of the Company ("Financial Statements"):
(a) the consolidated balance sheet of the Company as of December 31, 2002, 2001 and 2000, and the related consolidated statements of income for each of the years then ended, together with (b) a consolidated balance sheet of the Company as of October 31, 2003, and the related consolidated statement of income for the ten (10) months then ended (the "Interim Financial Statements"). All Financial Statements are true, accurate, complete, and fairly present, in all material respects, the assets and liabilities, financial condition and results of operations of Company on a consolidated basis as of the respective dates of and for the periods referred to in such Financial Statements, all in accordance with and pursuant to GAAP consistently applied, except for the absence of footnote disclosure and the Workers' Compensation Reserve, and intercompany charges for interest and corporate income taxes. The attached balance sheets for all periods have been restated for the reclassifcation of the Affiliate Office Long Term Liability.

     2.6 Books and Records. The books of account, accounting records, minute books, and stock record books, of each Acquired Company (collectively "Records"), are in all material respects complete, accurate and correct and have been maintained in accordance with reasonable business practices, except as may be disclosed in the Financial Statements. All existing Records requested by the Buyer have been made available to the Buyer for review. The minute books of each Acquired Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of each Acquired Company, and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and maintained in such minute books, except for any inconsequential and informal meeting which did not have any significant impact upon any Acquired Company and at which no business of any consequence was conduced, no actions or resolutions were taken and no liability was incurred. At the Closing, all Records will be promptly delivered to the Buyer.

     2.7 Title to Properties; Encumbrances. Except as indicated in Schedule 2.7, each Acquired Company owns and has absolute, good and marketable title to all of the material properties and assets (whether real, personal, or mixed and whether tangible or intangible) located in the Facilities owned, leased or operated by any such Acquired Company, used in the business or operations of such Acquired Company, or reflected in the books, records or Financial Statements of such Acquired Company, and all material properties and assets purchased or otherwise acquired by any Acquired Company since the date of the Interim Financial Statements (except for supplies sold since said dates in the Ordinary Course of Business and consistent with past practice) (collectively "Company Assets"). All Company Assets greater than $3,000 in value individually and not in the aggregate greater than $100,000 are free and clear of all Encumbrances, except those Encumbrances described in Schedule 2.7.

     2.8 Real Property.

               2.8.1 Schedule 2.8.1 describes all real property that each Acquired Company owns ("Real Property"). With respect to each such item of Real Property of an Acquired Company, except as disclosed in
          Schedule 2.8.1:

                    (a) Such Acquired Company has absolute,  good and marketable title, free and clear of any Encumbrances, easements, covenants, or other restrictions;

                    (b) There are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting the current use, occupancy, or value thereof;

                    (c) The (i) legal  description  for the parcel  contained in the deed thereof describes such parcel fully and adequately, (ii) buildings and improvements are located within the boundary lines of the described parcels of land and conform to all current applicable setback requirements, zoning laws, ordinances and borderlines, building and use restrictions (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications or any other variance or exception from current zoning, building and use ordinances and restrictions), and do not encroach on surrounding parcels of land or any easement which may burden the land, and are not subject to any encroachment from surrounding parcels and/or improvements thereon, (iii) land does not serve any adjoining property, and
               (iv) property is not located within any flood plain or subject to any restriction for which any permits or licenses are necessary for the use thereof;

                    (d) Such  Acquired  Company has  received  all  Governmental
               Authorizations required in connection with the ownership, use or operation thereof and such Real Property has been operated and maintained in accordance with all Legal Requirements;

                    (e) There are no leases, subleases, licenses or other agreements, written or oral, granting to any Person an interest in, or the right of use or occupancy of any portion of, any parcel of Real Property;

                    (f) There are no unrecorded Encumbrances, restrictions, easements, encroachments, boundary disputes, agreements, or other matters not of record;

                    (g) There are no reservations  of minerals,  mineral rights, oil, oil rights, gas and other hydrocarbon substances, timber or timber rights or leases, profits or licenses of such rights;

                    (h) There are no public improvements which have been ordered, threatened, announced or contemplated which have not been completed, assessed and fully paid for;

                    (i) There are no outstanding  agreements,  options or rights of first refusal to purchase any parcel of Real Property, any portion thereof, rights with respect thereto or interest therein;

                    (j) There are no parties other than the Acquired  Companies, in possession or control of any parcel of Real Property;

                    (k) Each parcel of Real Property is adequately supplied with utilities and other services necessary for the normal operation of each such parcel and the normal conduct of business of the Acquired Companies in the manner prior to the Closing, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services comply with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements; and

                    (l) Each  parcel of Real  Property  abuts on and has  direct vehicular access to a public road, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

               2.8.2 Schedule 2.8.2 lists and describes all real property or interests in real property leased or subleased to or by any Acquired Company ("Leased Property"). The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in
          Schedule 2.8.2 and with respect to each such lease and sublease, except as disclosed in Schedule 2.8.2:

                    (a) Each is legal, valid, binding,  enforceable, and in full force and effect in all material respects and will continue to be legal, valid, binding, enforceable, and in full force and effect in all material respects on identical terms following the consummation of the Contemplated Transactions;

                    (b) No  Person is in  breach  or  default,  and no event has occurred which, with or without notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (c) No Person has repudiated any provision thereof;

                    (d) There are no  disputes,  material  oral  agreements,  or forbearance arrangements in effect as to the lease or sublease;

                    (e) With respect to each sublease,  the  representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease; and

                    (f) No Acquired Company has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leased Property, the leasehold or subleasehold.

               2.8.3 Except as disclosed in Schedule 2.8.3, with respect to each parcel of Leased Property:

                    (a) Each Acquired Company has received all material Governmental Authorizations required in connection with the use or operation thereof and each parcel has been operated and maintained in accordance with material applicable Legal Requirements;

                    (b) Each is  supplied  with  utilities  and  other  services necessary for the operation of said Facilities in the Ordinary Course of Business as conducted prior to the Closing;

                    (c) There are no pending or threatened condemnation proceedings, or lawsuits or administrative actions relating to any parcel of Leased Property which could affect the current use or occupancy thereof;

                    (d)  There  are  no  condemnation   proceedings  pending  or
               threatened or relating to any parcel of Leased Property for the dedication of any public or quasi-public use;

                    (e) There are no public  improvements which should have been ordered, threatened, announced or contemplated which have not been completed, assessed and fully paid for;

                    (f) There are no parties (other than such Acquired  Company)
               in possession or control of any parcel of Leased Property, except as disclosed in Schedule 2.8.3; and

                    (g) Each parcel of Leased Property has vehicular access to a public road, and access to the Facilities provided by paved public right-of-way with adequate curb cuts available.

     2.9 Condition and Sufficiency of Assets. Except as disclosed in Schedule 2.9, the Facilities and the Company Assets, which are material to the operations of the Acquired Companies, are structurally sound, in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Facilities or the Company Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. All personal property, fixtures, machinery and equipment owned or used by the Acquired Companies, which are material to the operations of the Acquired Companies, are in reasonable operating condition and repair, except as disclosed in Schedule 2.9. All real property, buildings, plants and structures owned or used by the Company are, in all material respects, structurally sound and in good operating condition, except as disclosed in Schedule 2.9. The Facilities and the Company Assets are sufficient for the continued conduct of the Acquired Companies' respective businesses after the Closing in substantially the same manner as conducted prior to the Closing.

     2.10 Accounts Receivable. All accounts receivable, net of any reserves for doubtful accounts and affiliate office holdbacks, of each Acquired Company that are reflected in the Financial Statements, Interim Financial Statements, or in the accounting records of such Acquired Company as of the Closing Date
(collectively the "Accounts Receivable") represent and, at the Closing, will represent, valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are and at the Closing will be current and collectible, in full, subject to no offsets or defenses, except for the amount of any respective reserves for doubtful accounts and affiliate office holdbacks shown in the closing Financial Statements (which reserves for doubtful accounts and affiliate office holdbacks are adequate and calculated in accordance with GAAP and past practice and, in the case of the reserves as of the Closing Date, will not represent a Material Adverse Change in the composition of such Accounts Receivable in terms of aging). Subject to any such stated reserves for doubtful accounts and affiliate office holdbacks, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within two hundred and ten (210) days after the Closing.

     2.11 Inventory. None of the Acquired Companies have any inventory.

     2.12 Taxes.

               2.12.1 The Acquired Companies have filed or caused to be filed, on a timely basis including lawful extensions, all material Tax Returns that are or were required to be filed by or with respect to them, pursuant to applicable Legal Requirements. The Acquired
          Companies have paid all Taxes that have or may have become due pursuant to those Tax Returns, any Legal Requirement or otherwise, or pursuant to any assessment received by Seller or any Acquired Company.

               2.12.2 Schedule 2.12.2 contains a complete and current list of all audits of or adjustments to all Tax Returns of the Acquired Companies (or their predecessors) ending within the four (4) year period immediately preceding the date of the Interim Financial Statements, including a reasonably detailed description of the nature, proposed adjustments and outcome of each audit. Except as described in
          Schedule 2.12.2, neither Seller nor any Acquired Company have given or been requested to give waivers or extensions (or are or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by any Acquired Company or for which any Acquired Company may be liable. All deficiencies assessed as a result of such audits have been paid.

               2.12.3 Taxes based on the operations of the Acquired Companies have been reflected on the books and records of the Seller. Except as disclosed in Schedule 2.12.3, the charges, accruals, and reserves with respect to Taxes in the Financial Statements of the Seller for the Acquired Companies are correctly determined in accordance with GAAP. All Taxes that any Acquired Company is or was required by Legal Requirements to pay, withhold or collect have been duly paid, withheld or collected and, to the full extent required, have been timely paid to the proper Governmental Body or other Person. No Acquired Company has any Liability for Taxes, except for Taxes reserved in its October 31, 2003 Financial Statements and accrued in the Ordinary Course of Business since the date thereof.

               2.12.4 All Tax Returns filed (or that are included on a consolidated basis) by each Acquired Company are true, correct, and complete and exact copies of all Tax Returns filed by each Acquired Company during the four (4) year period preceding the date hereof have been made available to the Buyer. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement.

               2.12.5 Schedule 2.12.5 describes all tax elections and consents filed by each Acquired Company with any Governmental Body. No Acquired Company has ever filed any election or consent under IRC Sections 341 or 338.

               2.12.6 Company has been a valid electing "Q-Sub" corporation within the meaning of IRC Section 1361 and Section1362 at all times since April 23, 1999, and Company will be a "Q-Sub" corporation up to and including the Closing Date.

     2.13 No Material Adverse Change. Other than unforeseen matters of global significance occurring after the date this Agreement is executed with completed Schedules and Exhibits, since October 31, 2003, there has not been any Material Adverse Change to any Acquired Company or its assets or business, and no event has occurred or circumstance exists that may result in a Material Adverse Change to any such Acquired Company.

     2.14 Employee Benefits.

               2.14.1 Schedule 2.14.1 describes each Employee Benefit Plan that any Acquired Company maintains or to which any Acquired Company contributes and each Employee Benefit Plan that any Acquired Company formerly maintained or to which any Acquired Company ever contributed in the past four (4) years.

               2.14.2 Except as disclosed in Schedule 2.14.2, each Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the IRC and all other Legal Requirements and all required filings, returns, reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been timely filed or distributed appropriately with respect to each such Employee Benefit Plan as required by ERISA, the IRC and all Legal Requirements.

               2.14.3 All required contributions (including all employer contributions and employee salary reduction contributions) have been paid to each Employee Benefit Plan and all required contributions for any period ending on or before the Closing Date which are not yet due have been and shall be accrued and reserved in the Company's Interim Financial Statements and books and records. All premiums or other payments for all periods ending on or before the Closing Date have been paid - or have been accrued and reserved in each of the Acquired Company's respective Interim Financial Statements and books and records with respect to each such Employee Benefit Plan.

               2.14.4 No funding or asset deficiency of any kind exists under any Employee Benefit Plan.

               2.14.5 Except as disclosed in Schedule 2.14.5, Seller has made available to Buyer correct and complete copies of all Employee Benefit Plans, including without limitation, all agreements, plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the four (4) most recent Form 5500 Annual Reports, and all related trust agreements, insurance contracts and other funding agreements which implement or relate to each Employee Benefit Plan.

               2.14.6 No such Employee Benefit Plan has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC within the past four (4) years. No proceeding by the PBGC to terminate any such Employee Benefit Plan has been instituted or threatened.

               2.14.7 To the knowledge of the Seller and the Acquired Companies, there have been no prohibited transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, complaint, grievance, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Neither the Acquired Companies (nor their employees with responsibility for employee benefits matters) nor the Seller have any Knowledge of any basis for any such action, suit, grievance, complaint, proceeding, hearing or investigation.

               2.14.8 The Acquired Companies have not incurred, and neither the Seller nor the directors and officers (and employees with responsibility for employee benefits matters) of any Acquired Company have any reason to expect that any Acquired Company will incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Benefit Plan.

               2.14.9 No Acquired Company contributes to, ever has contributed to, or ever has been required to contribute to any Multi-Employer Plan or has any Liability (including withdrawal Liability) under any Multi-Employer Plan.

               2.14.10 Except as disclosed in Schedule 2.14.10, no Acquired Company maintains, has ever maintained, has ever contributed, or has ever been required to contribute to any Employee Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents.

               2.14.11 No Acquired Company has any Liability arising from any Employee Plan, except for any liability reflected in the Company's Interim Financial Statements or as accrued in the Ordinary Course of Business since the date of such Interim Financial Statements.

     2.15 Compliance with Legal Requirements. Except as set forth in Schedule 2.15:

               2.15.1 Each Acquired Company is, and at all times during the last four (4) years has been, in full compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               2.15.2 No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by any Acquired Company under, or a failure on the part of any Acquired Company to comply with, any Legal Requirement.

               2.15.3 No Acquired Company or Seller has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual or, to the Knowledge of the Company, alleged violation of, or failure to comply with, any Legal Requirement, or (ii) any actual or, to the Knowledge of the Company, alleged obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     2.16 Governmental Authorizations.

               2.16.1 Schedule 2.16.1 contains a complete and correct list of each material Governmental Authorization that is held by each Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, each Acquired Company. Each Governmental Authorization listed or required to be listed in Schedule 2.16.1 is valid and in full force and effect. Each Acquired Company has complied in all material respects with all conditions and requirements for, or relating to, all Governmental Authorizations.

               2.16.2 The Acquired Companies have all material Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their respective businesses in the manner as currently conducted, and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

               2.16.3 No Acquired Company or Seller has received any notice or other communication regarding any actual, or to the Knowledge of the Company, alleged (i) violation or failure to comply with any Governmental Authorization, or (ii) revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

     2.17 Legal Proceedings; Orders.

               2.17.1 Except as disclosed in Schedule 2.17,  there is no pending
          Proceeding: (a) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned, leased or used by any Acquired Company; or
          (b)  that  challenges,  or that may have  the  effect  of  preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. No such Proceeding has been Threatened in writing, or orally to the Knowledge of the Seller or Acquired Companies, and no material Proceeding has been terminated (by adjudication, settlement or otherwise) within the last four (4) years, except as disclosed in Schedule 2.17. To the Knowledge of the Seller or Acquired Companies, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding; and

               2.17.2 There is currently no Order to which any Acquired Company, Seller or any of the Acquired Company's businesses or any of the assets owned, leased or used by any Acquired Company, is subject. Each Acquired Company has complied with all Orders to which they, or any of the assets owned or used, has been subject.

     2.18 Absence of Certain Changes and Events. Except as set forth in Schedule 2.18, since October 31, 2003, each Acquired Company has conducted its business only in the Ordinary Course of Business and there has not been any:

               2.18.1 Change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               2.18.2 Amendment to the Organizational Documents of any Acquired Company;

               2.18.3 Payment of any bonuses to or any increase in any salaries, wages, benefits or other compensation of any stockholder, director, officer, employee, agent or Representative of any Acquired Company or entry into any employment or severance agreement or arrangement, or any other Contract with such Person except for increases or payments in the Ordinary Course of Business;

               2.18.4 Payment or accrual of any bonuses, commissions or other distributions to Wright or any Seller or any relative of Wright or any Seller;

               2.18.5 Adoption of, or increase in the payments to or benefits under, any Employee Benefit Plan;

               2.18.6 Damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, in excess of $50,000;

               2.18.7 Entry into, termination of, or receipt of notice of termination of any Contract or transaction outside the Ordinary Course of Business or which involves a total remaining commitment by or to any Acquired Company of at least $50,000, other than such actions that would not reasonably be considered to have a Material Adverse Effect;

               2.18.8 Sale, license, lease, or other disposition of any asset or property of any Acquired Company in excess of $10,000 or imposition of any Encumbrance on any asset or property of any Acquired Company except in the Ordinary Course of Business;

               2.18.9 Cancellation, settlement, or waiver of any claims or rights of or against any Acquired Company in excess of $25,000;

               2.18.10 Change in any of the accounting methods or principles used by any Acquired Company except for any changes necessitated by changes to GAAP or as required pursuant to this Agreement; or

               2.18.11 The entry into any Contract by any Acquired Company to do any of the foregoing.

     2.19 Contracts; No Defaults.

               2.19.1 Schedule 2.19.1 contains a complete and correct list, and Seller has made available to Buyer true and complete copies, of:

                    (a) Each Contract that involves the furnishing or performance of services, or the delivery, sale, lease or transfer of goods, materials or products, by any Acquired Company in an amount or value in excess of $10,000, including, but not limited to, purchase orders received by an Acquired Company;

                    (b) Each Contract that involves the furnishing or performance of services to, or the purchase, lease or receipt of goods, materials, inventory, supplies, products or other personal property by an Acquired Company in an amount or value in excess of $10,000, including, but not limited to, purchase orders issued by an Acquired Company;

                    (c) Each  lease,  rental or  occupancy  agreement,  license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000);

                    (d) Except for that Certain  Amended and  Restated  Loan and
               Security Agreement dated as of September 30, 2003, each Contract under which any Acquired Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, has incurred any capitalized lease obligation, or under which any of its tangible or intangible assets are Encumbered;

                    (e) Each licensing  agreement or other Contract  relating to any Intellectual Property Assets, including, without limitation, agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                    (f) Each collective  bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees or which involves any Acquired Company or any former or present employees, agents or representatives of an Acquired Company;

                    (g) Each profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan, arrangement, contract or Employee Benefit Plan for the benefit of its current or former directors, officers, and employees, except for Employee Benefits Plans disclosed in Schedule 2.14;

                    (h) Each written  agreement for the employment of or receipt of any services from any Person on a full-time, part-time, consulting, commission or any other basis, except for oral agreements of employment that are terminable by the Acquired Companies at will and without any Liability;

                    (i) Each joint  venture or  partnership  agreement  or other
               Contract involving any joint conduct or sharing of any business, venture or enterprise, or a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                    (j) Each Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or limit the freedom of any Acquired Company to engage in any line of business or to compete with any Person;

                    (k) Each  Contract  for  capital  expenditures  in excess of
               $10,000;

                    (l) Each warranty,  guaranty,  or other similar  undertaking extended by any Acquired Company for or with respect to any Person;

                    (m) Each  Contract  under  which any  Acquired  Company  has advanced, guaranteed or loaned any amount to or for the benefit of any of its directors, officers, employees or Representatives;

                    (n) Each  Contract  with any  employee,  officer,  director,
               shareholder,  sales  representative,   consultant,   distributor,
               Representative or agent of any Acquired Company;

                    (o) [INTENTIONALLY OMITTED];

                    (p) Each  Contract not otherwise  scheduled  providing for a payment or involving an aggregate consideration or value in excess of $10,000;

                    (q) Each Contract not entered into in the Ordinary Course of
               Business;

                    (r) Each power of  attorney  granted by, on behalf of, or to any Acquired Company;

                    (s)   Each   Contract   relating   to   confidentiality   or
               noncompetition;

                    (t) Each Contract  having a term or period of performance in excess of 90 days; and

                    (u) Each proposed or actual amendment, supplement, or modification (whether oral or written) in respect of any of the foregoing.

               2.19.2 Except as set forth in Schedule 2.19.2:

                    (a) The Seller does not have any fixed or contingent  rights or obligations under any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                    (b) No  shareholder,  officer,  director,  agent,  employee, consultant, or contractor of any Acquired Company is bound by any Contract to which the Company is a party that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, practice or business, or (ii) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery of an Intellectual Property Asset.

               2.19.3 Each Contract of a material nature is in full force and effect and is valid and enforceable in accordance with its terms.

               2.19.4  With  respect  to  each  Contract   (including,   without
          limitation, those Contracts and agreements disclosed or required to be disclosed in Schedule 2.19.1):

                    (a) Each Acquired  Company is, and at all times has been, in material compliance with all applicable terms and requirements of each Contract;

                    (b) Each  other  Person  that has or had any  obligation  or liability under any Contract is, and at all times has been, in material compliance with all applicable terms and requirements of such Contract;

                    (c) No event has occurred or circumstance  exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

                    (d) No Acquired  Company  has given to or received  from any other Person any notice or other communication (whether oral or written) regarding any actual or alleged violation or breach of, default under or termination or cancellation of, any Contract.

               2.19.5 There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any terms of, or amounts paid or payable to, any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

               2.19.6 The Contracts relating to the sale, design, manufacture, or provision of products or services by each Acquired Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement or customer or supplier requirement, restriction, code or rule of conduct.

     2.20 Insurance. Schedule 2.20 sets forth a description with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which any Acquired Company has been a party, a named insured or otherwise the beneficiary of coverage at any time within the past four (4) years, including (a) the name, address and telephone number of the agent; (b) the name of the insurer, the name of the policyholder, and the name of each Acquired Company insured; (c) the policy number and the period of coverage; (d) the type (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (e) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy currently in effect: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) the policy, as to the Seller, will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transaction contemplated hereby; (iii) no Acquired Company or any other Person is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (iv) no Person has repudiated any provision thereof. Each Acquired Company has been covered during the past four
(4) years by insurance in scope and amount customary and reasonable for the business in which they have engaged during the aforementioned period. Schedule
2.20 describes any self-insurance arrangements affecting any Acquired Company.

     2.21 Environmental Matters. Except as set forth in Schedule 2.21:

               2.21.1 Each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law and has never engaged in any Hazardous Activity. No Seller or Acquired Company, has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible, received, any actual or Threatened Order, notice or other communication from any Governmental Body or Person, or the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller, any Acquired Company or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

               2.21.2 There are no pending, potential or Threatened claims or Encumbrances arising under or pursuant to any Environmental Law, or any Environmental, Health and Safety Liabilities, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller or any Acquired Company have ever used, possessed or occupied, or ever had any interest in, or any adjoining property.

               2.21.3 No Seller or any Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

               2.21.4 No Seller or any Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health and Safety Liabilities, including without limitation, those with respect to the Facilities or with respect to any other properties or assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor), have ever used, possessed or occupied, or have ever had any interest in, or at any property geologically or hydro logically adjoining the Facilities or any such other property or assets.

               2.21.5 Except as disclosed in Schedule 2.21.5, there are and have been no Hazardous Materials present on, under, about or in the Environment at the Facilities or any properties or assets (whether real, personal or mixed) which Seller or any Acquired Company (or any predecessor) have ever used, possessed or occupied, or have ever had any interest in, or at any geologically or hydrologically adjoining property, including, without limitation, any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, disposal areas, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller or any Acquired Company, or any other Person for whose conduct they are or may be held responsible or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or any Acquired Company have ever used, possessed or occupied or have ever had any interest in.

               2.21.6 There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller or any Acquired Company have ever used, possessed or occupied, or have ever had any interest in, or any geologically or hydrologically adjoining property, whether by Seller, any Acquired Company or any other Person.

               2.21.7 Schedule 2.21.7 lists all waste disposal sites, dump sites and other areas at which wastes generated by any Acquired Company have been disposed and specifically identifies each such site or area which is or has been included in any published notice or state listing which identifies sites for remedial clean-up or investigating actions. Neither the Seller nor any Acquired Company have received any notice of claim from any Governmental Authority or any Person regarding any Environmental Health and Safety Liability or under any Environmental Law.

               2.21.8 Neither this Agreement nor the consummation of the Contemplated Transaction will result in any Liability (including without limitation, any Environmental, Health and Safety Liability) for site investigation, monitoring or cleanup, or notification to or consent of any Governmental Body or Person.

     2.22 Employees/Representatives.

               2.22.1 Schedule 2.22.1 contains a complete and accurate list of the following information for each employee or director of any Acquired Company working at or out of Arcadia's Southfield office or at or out of any Company-owned location, including each such employee on leave of absence or layoff status: (a) name; (b) date of hire, (c) job title; (d) current compensation and bonus paid or payable; (e) vacation accrued; (f) service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan, and
          (g) all other unpaid compensation, bonus and overtime pay, accrued or payable for any period prior to the Closing.

               2.22.2 Except as set forth in Schedule 2.22.2, to the Seller's and Wright's actual knowledge, no employee, officer or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, officer or director and any other Person.

               2.22.3 Schedule 2.22.3 also contains a complete and accurate list of the following information for each retired employee or director of any Acquired Company, or their dependents, receiving benefits or eligible to receive benefits in the future: (a) name, (b) benefit, (c) payment option election, (d) retiree medical insurance coverage, (e) retiree life insurance coverage, and (f) other benefits.

               2.22.4 Schedule 2.22.4 lists each current sales representative, commissioned salesperson, consultant or other agent or representative of any Acquired Company ("Representatives") and all former Representatives terminated within the last 3 years and to which any Acquired Company owes any Liability, along with a complete description of the compensation or Liability payable to such Representatives and all Contracts relating thereto, and Seller has made available to Buyer a true and complete copy of each such Contract and/or all amendments thereto.

               2.22.5 Except for the written resignations expressly required by this Agreement, to Seller's Knowledge, no Representative, director, or officer, of any Acquired Company intends to terminate or materially alter his employment or other business relationship with any Acquired Company. Neither Seller nor any Acquired Company has received any notice of termination or resignation from any current director, officer or Representative of any Acquired Company.

     2.23 Labor Relations; Compliance. Except as set forth in Schedule 2.23 each Acquired Company has not been nor is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting each Acquired Company or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. None of the Acquired Companies are liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing or other Legal Requirements.

     2.24 Intellectual Property.

               2.24.1 Schedule 2.24.1 contains a complete and accurate list (including, without limitation, any royalties paid or payable or received by any Acquired Company), of all Contracts regarding Intellectual Property Assets and Seller has made available a true and complete copy of each such Contract and any amendments thereto to the Buyer.

               2.24.2 The Intellectual Property Assets are all those necessary for the operation of each Acquired Company's business as it is currently conducted and as it has been conducted during the four (4) year period prior to the date hereof.

               2.24.3 Ownership.

                    (a) Schedule 2.24.3 contains a complete and accurate list of all Intellectual Property Assets and the owner thereof. The Acquired Companies are the owners of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and each Acquired Company has the sole and undiminished right to the use of the Intellectual Property Assets without any Liability for royalties or other payments to a third party, except as disclosed on Schedule 2.24.3.

                    (b) All of the  issued  Patents,  Marks and  Copyrights  are properly filed and registered, are currently in compliance with all Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees, royalty fees, Taxes or Proceedings or Liabilities, except as described in
               Schedule 2.24.3.

                    (c) No Patent,  Mark,  Copyright or Trade Secret has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.

                    (d) No  Patent,  Mark,  Copyright,  Trade  Secret  or  other
               Intellectual Property Assets violates or infringes upon any rights of any Person, or, to Seller's Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent, proprietary or other right of any other Person.

                    (e) All  products  made,  used,  or sold under the  Patents,
               Marks or Copyrights have been marked with the proper notice of the Patent, Mark or Copyright, as applicable.

                    (f) Seller and each Acquired  Company have taken  reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                    (g) To the  Knowledge of Seller,  the Trade  Secrets are not
               part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of any Acquired Company.

     2.25 Subsidiaries. Except as disclosed in Schedule 2.25, no Acquired Company owns or has ever owned, directly or indirectly, any equity, profit or other interest in any subsidiary or other Person within the past four (4) years.

     2.26 Finders or Broker Fees. There are no broker commissions, finders fees or other payments of like nature payable to any Person in connection with the Contemplated Transactions except for the fees to be paid to William Blair & Company, which shall be the sole obligation of and paid, at the Closing, by Seller, and in no event will Buyer or any Acquired Company have any Liability for any fee or commission including, but not limited to, any finders, originators or brokers fee in connection with the transactions contemplated hereby.

     2.27 Competitive Interest. Neither the Seller nor any officer, director or, to the Knowledge of the Seller and the Acquired Companies, any other employee of any Acquired Company, owns, directly or indirectly, any interests or has any business or enterprise which is a competitor or potential competitor of any Acquired Company (excluding any non-management employees owning less than five percent (5%) of any public company), except as set forth in Schedule 2.27.

     2.28 Related Party Transactions. Except as disclosed on Schedule 2.28, all of the transactions by each Acquired Company have been conducted on an arms length basis. No portions of the sales or other ongoing business relationship of any Acquired Company is dependent upon any familial relationship of Seller or of any of the officers, directors or other employees of any Acquired Company. None of the Acquired Companies has engaged in any purchase, lease, sale or other transaction involving any Seller, any officer, director, employee or Representative of any Acquired Company, any of their respective representatives, or any Person owned or controlled, in whole or in part, by any such parties, within the last four (4) years. Except for Intercompany Debt as defined in
Section 2.29, none of the Acquired Companies have any outstanding loan or other advances, directly or indirectly, to or from any of the Seller, any officer, director or employee or Representative or any Acquired Company, any affiliate or relative of Seller or any entity in which either Seller or any Acquired Company have a direct or indirect interest. No Acquired Company has, or after Closing shall have, any Liability to the Seller.

     2.29 Intercompany Transactions. Schedule 2.29 is a list of all amounts owed by or to each Acquired Company to or from another Acquired Company as of the date of the Interim Financial Statements and as of the date hereof ("Intercompany Debt").

     2.30 Bank Accounts; Business Locations. Schedule 2.30 sets forth all accounts or deposits of each Acquired Company with any bank, broker, depository institution or other Person, and the names of all Persons authorized to withdraw funds from each such account. As of the date hereof, each Acquired Company has no office or place of business other than those identified in Schedule 2.30.

     2.31 Name; Prior Transactions. All names under which each Acquired Company does business as the date hereof are specified on Schedule 2.31. Except as set forth on Schedule 2.31, no Acquired Company has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past four (4) years.

     2.32 Disclosure.

               2.32.1 No representation or warranty of Seller in this Agreement and no statement in the Schedules omits to state any fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

               2.32.2 No notice given pursuant to this Agreement or otherwise will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

               2.32.3 There is no fact known to any Seller or any Acquired Company that has specific application to any Seller or any Acquired Company (other than general economic or industry conditions) and that may have a Material Adverse Affect on the assets, business, prospects, financial condition, or operations of any Acquired Company that has not been set forth in this Agreement or the Schedules.

ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER


     As a material inducement of Seller entering into this Agreement and knowing and acknowledging that Seller is relying upon the same, Buyer hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Seller:

     3.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan.

     3.2 Authority; No Conflict.

               3.2.1 This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Promissory Note (collectively the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

               3.2.2  Except  as  set  forth  in  Schedule  3.2.2,  neither  the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                    (a) Any provision of Buyer's Organizational Documents;

                    (b) Any resolution  adopted by the board of directors or the stockholders of Buyer;

                    (c) Any  Legal  Requirement  or Order to which  Buyer may be subject; or

                    (d) Any Contract to which Buyer is a party or by which Buyer may be bound.


Except as set forth in Schedule 3.2.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

     3.4 Finders or Broker Fees. There are no broker commissions, finders fees or other payments of like nature payable to any Person in connection with the Contemplated Transactions except for the fees to be paid to FTI Consulting, Inc., which shall be the sole obligation of and paid, at the Closing, by Buyer, and in no event will Seller or any Acquired Company have any Liability for any fee or commission including, but not limited to, any finders, originators or brokers fee in connection with the transactions contemplated hereby.

                                   ARTICLE IV
              COVENANTS OF COMPANY AND SELLER PRIOR TO CLOSING DATE


     The Company and Seller, jointly and severally, make the following covenants to Buyer:

     4.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Seller and each Acquired Company will (a) afford Buyer and its representatives and prospective lenders and their representatives (collectively "Buyer's Advisors") reasonable access to each Acquired Company's relevant officers, properties, Contracts, books and records, and other documents and data, (b) make available to Buyer and Buyer's Advisors copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) make available to Buyer and Buyer's Advisors such additional financial, operating, and other data and information as Buyer may reasonably request.

     4.2 Operation of the Business of Each Acquired Company. Between the date of this Agreement and the Closing Date, Seller and each Acquired Company shall:

               4.2.1 Conduct the business of each Acquired Company only in the Ordinary Course of Business;

               4.2.2 To the extent practical, preserve intact the current business organization of each Acquired Company, keep available the services of the current officers, employees, and Representatives of each Acquired Company, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Acquired Company;

4.2.3    Confer with Buyer concerning operational matters of a material nature;

               4.2.4 Report periodically to Buyer concerning the status of the business, operations, and finances of each Acquired Company, including, without limitation, promptly providing monthly financial statements to the Buyer;

               4.2.5 Not enter into any transaction or conduct any activity described in Section 2.19 of this Agreement without the prior consent of Buyer;

               4.2.6 Not take any affirmative action, or fail to take any action which may reasonably result in any breach, failure, error or misrepresentation under any representation, warranty, covenant or provision of this Agreement, or result in any Material Adverse Effect to any Acquired Company or its business, prospects, assets, liabilities or rights.

     4.3 Requirement; Approvals. As promptly as practicable after the date of this Agreement, Seller will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transaction, and (b) cooperate with Buyer in obtaining all Consents identified in Schedule 2.3. In the event there is a filing required by the HSR Act, Buyer shall pay all filing fees to be submitted to any Governmental Body.

     4.4 Notification. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated as of the date of the occurrence or discovery of any such fact or condition, Seller will deliver to Buyer a supplement to the Schedules on the Closing Date. During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this
Article IV or of the occurrence of any event that may make the satisfaction of the conditions in Article VI impossible or unlikely. Notwithstanding anything contained in this Section 4.4, no disclosure, supplement to Schedule or other action taken by Seller as required or described herein shall be deemed to amend or supplement this Agreement or any Schedule, or to cure any misrepresentation, Breach or failure of Seller under this Agreement or to waive any right or remedy of Buyer for such misrepresentation, Breach or failure.

     4.5 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Seller will cause all indebtedness owed to any Acquired Company by any related Person of Seller to be paid in full prior to Closing.

     4.6 No Solicitation or Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, the Acquired Companies and the Seller shall not, and will cause each director, officer, employee, agent or representative of any Acquired Company not to, directly or indirectly (a) present any expression of interest, request for proposal, offer, proposal, inquiry, information or agreement to, or have any contact with, any Person (other than Buyer) regarding any actual or potential Sale Transaction, or
(b) invite, solicit, initiate, facilitate or encourage any inquiries, proposals or offers from, discuss or negotiate with, provide any information or response to, cooperate in any way regarding, or consider the merits of, any request, offer, information, inquiry or proposal from any Person (other than Buyer) relating in any way to any Sale Transaction.

     4.7 Best Efforts. Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Article VI to be satisfied.

     4.8 Title Insurance. As soon as reasonably possible and at least seven (7) days prior to the Closing in any event, the Seller, at Seller's sole cost and expense, will cause the Acquired Companies to obtain and deliver to Buyer, an informational title commitment/report for the Company s leased space in Southfield, Michigan.

     4.9 Intercompany Debt. As of the Closing Date, the Intercompany Debt of the Acquired Companies shall be zero.

     4.10 Workers Compensation Liabilities. Seller hereby covenants and agrees to immediately pay when due, any and all Liabilities or claims for workers compensation benefits by or for any of the employees or representatives of any of the Acquired Companies arising from or related to any occurrence during any period prior to or including the Closing Date, (i) that is not fully paid or covered by insurance, or (ii) in the case of claims for benefits for employees located within the states of Ohio and Washington, to the extent that contributions to the respective state agencies for such claims for benefits are not as of the Closing Date fully reserved for in the financial statements of the Acquired Company.

     4.11 Payment of Taxes. Seller hereby covenants and agrees to immediately pay when due, any and all Liabilities for Taxes (not otherwise reserved for on the Company s October 31 Financial Statements) for any of the Acquired Companies that arise out of or relate to any time period prior to or including the Closing Date.

ARTICLE V
                    COVENANTS OF BUYER PRIOR TO CLOSING DATE


     Buyer makes the following covenants to Seller:

     5.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Seller in obtaining all Consents identified in Schedule 2.3 and 4.3; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization. In the event there is a filing required by the HSR Act, Buyer shall pay all filing fees to be submitted to any Governmental Body.

     5.2 Best Efforts. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Article VII to be satisfied.

ARTICLE VI
               CONDITIONS PRECEDENT TO BUYER"S OBLIGATION TO CLOSE


     All of Buyer's obligations under this Agreement, including, without limitation, Buyer's obligations to purchase the Shares and to take the other actions required to be taken by Buyer under this Agreement or at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer, in whole or in part):

     6.1 Accuracy of Representations. All of Wright's, Seller's and Company's representations and warranties in this Agreement, individually and in the aggregate, must be and remain accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

     6.2 Satisfactory Due Diligence. The Buyer and Buyer's Lender shall be satisfied, in their sole discretion, with the results of their due diligence investigation including, but not limited to, the results of any Environmental investigation and studies.

     6.3 Seller's Performance.

               6.3.1 All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, individually and in the Aggregate, must have been duly performed and complied with in all material respects.

               6.3.2  Each  document,   agreement,   instrument  or  certificate
          required to be executed and/or delivered by Seller shall have been duly executed and/or delivered, as applicable.

     6.4 Consents. Each of the Consents must have been obtained and must be in full force and effect.

     6.5 Additional Documents. Each of the following documents must have been delivered to Buyer:

               6.5.1 An opinion of Foley & Lardner, legal counsel to the Seller, dated as of the Closing Date, in the form of Exhibit 6.5.1; and

               6.5.2 All of the  Seller's,  Wright's and the  Company's  Closing
          Documents and such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of such parties' representations and warranties, (ii) evidencing the performance by such parties of, or the compliance by such parties with, any covenant or obligation required to be performed or complied with by such parties, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     6.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or
(b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     6.7 No Claim Regarding Stock Ownership of Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Shares or stock of, or any other voting, equity, or ownership interest in, any Acquired Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

     6.8 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

     6.9 Resignation of Officers. Buyer shall have received the resignations, effective as of the Closing, of each director and officer of each Acquired Company.

     6.10 Financing. The Buyer shall have obtained, on terms and conditions satisfactory to it, in its sole discretion, all of the financing desired by Buyer in order to consummate the Contemplated Transactions and fund the working capital requirements of each Acquired Company after the Closing.

     6.11 Absence of Litigation. No Litigation shall have been commenced or Threatened, and no Order, decree or action by any governmental body shall have been issued against Buyer, Seller, Wright or any Acquired Company or any of their respective officers or directors with respect to the Contemplated Transactions.

     6.12 No Material Adverse Change. There shall have been no material adverse change in the business, operations, condition (financial or otherwise), assets, liabilities or prospects of any Acquired Company from October 31, 2003 to the Closing Date.

     6.13 Permits and Licenses. The Acquired Companies shall have all material permits and licenses needed for the operation of the Business.

     6.14 Real Estate  Lease  Agreements.  Written  confirmation  in the form of
Exhibit 6.14, from the landlords to leases set forth on Schedule 6.14, that such leases are not in default and are in full force and effect.

     6.15 Sparling  Release.  Buyer must obtain a Release in the form of Exhibit
6.15 executed by Cathy Sparling ("Sparling") indicating Sparling shall release the Acquired Companies from any and all claims, liabilities and obligations whatsoever ("Sparling Release").

ARTICLE VII
                      CONDITIONS PRECEDENT TO OBLIGATION OF
                         COMPANY AND THE SELLER TO CLOSE


     All of the obligations of the Company and the Seller under this Agreement, including, without limitation, Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Seller or Company, in whole or in part):

     7.1 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement, individually and in the Aggregate, must be and remain accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

     7.2 Buyer's Performance.

               7.2.1 All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, individually and in the aggregate, must have been duly and fully performed and complied with in all respects.

               7.2.2  Each  document,   agreement,   instrument  or  certificate
          required to be executed and/or delivered by Buyer shall have been duly executed and/or delivered, as applicable.

     7.3 Additional Documents. Each of the following documents must have been delivered to Seller:

               7.3.1 An opinion of Kerr, Russell and Weber, PLC, legal counsel to the Buyer, dated as of the Closing Date, in the form of
          Exhibit 7.3.1; and

               7.3.2 All of the Buyer's Closing Documents and such other documents as Seller may reasonably for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer,
          (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

     7.4 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

ARTICLE VIII
                                   TERMINATION

     8.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

               8.1.1 By either Buyer or Seller if a Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived in writing;

               8.1.2 By (a) Buyer if any of the conditions in Article VI have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived in writing such condition on or before the Closing Date; or (b) Seller, if any of the conditions in Article VII have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived in writing such condition on or before the Closing Date;

               8.1.3 By mutual written consent of Buyer and Seller; or

               8.1.4 By either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to fully comply with its obligations under this Agreement) on or before June 10, 2004, or such later date as the parties may agree upon.

     8.2 Effect of Termination.  Each party's right of termination under Section
8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1, 11.2, 11.4 and 11.6 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     8.3 Limitation of Liability/Disbursement of Deposit. Notwithstanding anything contained in this Agreement to the contrary, in the event that this Agreement is terminated pursuant to Section 8.1 or the Parties fail to consummate the Contemplated Transactions, the following shall apply:

               8.3.1 In the event that Company, Seller and Wright have fully complied with this Agreement and this Agreement is terminated by Seller pursuant to Section 8.1.1 due to a material breach of the Agreement by the Buyer, then Seller shall be entitled to immediately receive the Deposit as full liquidated damages hereunder and Buyer (and its affiliates) shall have no further liabilities or obligations arising from or under this Agreement.

               8.3.2 In the event that the Agreement is terminated by Buyer or Seller pursuant to Section 8.1.2, 8.1.3 or 8.1.4 of this Agreement and provided Buyer, Company, Seller and Wright have fully complied with all of their obligations under this Agreement, then the Buyer shall be entitled to a refund of the Deposit within ninety (90) days of termination if the Cleveland Transaction has been completed, and in either case Buyer, Seller, Company and Wright shall have no further liabilities or obligations arising from or under this Agreement.

               8.3.3 In the event that Buyer has fully complied with this Agreement and this Agreement is terminated by Buyer pursuant to
          Section 8.1.1 due to a material breach of the Agreement by Seller, Company and/or Wright, then regardless of whether the Cleveland Transaction has been completed Buyer shall be entitled to a refund of the Deposit within five (5) business days of termination and have all additional rights and remedies set forth herein, at law or in equity.

ARTICLE IX
              INDEMNIFICATION, REMEDIES AND POST CLOSING COVENANTS

     9.1 Survival;  Knowledge.  Except as otherwise provided in Sections 9.4 and
9.5 hereof, all representations, warranties, covenants, and obligations in this Agreement, the Schedules, the supplements to the Schedules, the Certificate delivered pursuant to Section 1.6.1(g), and any other certificate or document delivered pursuant to this Agreement, will survive the Closing and continue in perpetuity and in full force and effect thereafter. The right to indemnification, payment of Damages (as hereinafter defined) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations. Notwithstanding any Knowledge or facts determined by the Buyer, the Buyer shall have the right to fully rely on the representations, warranties, covenants and agreements of the Seller and Wright contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the Seller and Wright contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

     9.2 Indemnification  and Payment of Damages.  Subject to the limitations of
Section 9.6 hereof, Seller and Wright will indemnify, defend and hold harmless Buyer, each Acquired Company and their respective representatives, stockholders, controlling Persons, and affiliates (collectively the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, Liability, claim, damage, expense (including costs of investigation, defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively "Damages"), arising, directly or indirectly, from or in connection with:

               9.2.1 Any Breach of any representation or warranty made by Seller, Wright or Company in this Agreement, the Schedules, the supplements to the Schedules, or any other certificate or document delivered pursuant to this Agreement;

               9.2.2 Any Breach of any covenant or obligation of Seller, Company or Wright in this Agreement;

               9.2.3 Any Liability or claim for workers compensation benefits by or for any of the employees or Representatives of any Acquired Company arising from or related to any occurrence during any period prior to or including the Closing Date, except to the extent fully covered and paid for by insurance held by the applicable Acquired Company or Seller or, in the case of claims for benefits for employees located within the states of Ohio and Washington, to the extent that contributions to the respective state agency for such claims for benefits were not as of the Closing Date fully reserved for in the financial statements of the applicable Acquired Company or such claims for benefits were not fully funded with contributions to the respective state agency;

               9.2.4 Any Liability or claim for any Tax which relates to any period prior to or including the Closing Date and not reserved in the closing Financial Statements:

               9.2.5 Any Environmental, Health and Safety Liabilities, or other Liabilities in any way arising from or allegedly arising from (i) any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of any Acquired Company prior to the Closing, (ii) any Hazardous Material that was (a) present on or before the Closing on or at the Facilities, the Environment at the Facilities or any other property now or formerly owned, used or relating in any way to the operations or activities of an Acquired Company; or (b) Released or allegedly Released by Seller, any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing. Buyer will be entitled to control any Cleanup and related Proceeding;

               9.2.6 Any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller, Wright or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions or any other transaction;

               9.2.7 Reliance by Buyer on any books or records of any Acquired Company or the reliance by Buyer on any information furnished by Seller or the Acquired Company or any of the directors or officers of any Acquired Company, to Buyer, to the extent any of such information should prove to be materially incorrect or false;

               9.2.8 Any Liability or claim for health, life or other insurance benefits, or any other employee benefits or claims by or for any of the employees or Representatives of any Acquired Company arising from or relating to any occurrence during any period prior to or including the Closing Date, except to the extent fully covered and paid for by insurance held by any Acquired Company, Seller or Wright, or reflected on the closing Financial Statements;

               9.2.9  Any   Liability  or  claim   arising  from  the  services,
          treatment, employment or termination of any employee, agent or Representative of any Acquired Company on or prior to the Closing Date or reflected on the closing Financial Statements;

               9.2.10  The  failure  of  Seller  to  reimburse   Buyer  for  any
          Delinquent Accounts Receivable pursuant to Section 1.5 of this Agreement;

               9.2.11 Any agreements, contracts, negotiations or other dealings by Seller, Wright or any Acquired Company with any Person concerning the sale, transfer or reorganization of the stock, assets or business of any Acquired Company;

               9.2.12 Any Liability arising from any Breach, violation or noncompliance with any Legal Requirement prior to the Closing including, without limitation, any deficiencies described on Schedule 2.15;

               9.2.13 Any breach by Seller or Company of the covenants contained within Sections 4.9, 4.10 or 4.11 of this Agreement; and/or

               9.2.14 Any Liability arising from or related to any of the Legal Proceedings and Orders described on Schedule 2.17.1 and Schedule 2.23.

     9.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any breach by Buyer of the covenants contained within Section 3.4 of this Agreement.

     9.4 Termination of Obligations of Company. Notwithstanding anything contained in this Agreement to the contrary, all of the representations, warranties, covenants, agreements and obligations of the Company shall terminate at the Closing and shall thereafter be of no further force and effect. Except for obligations of the Company arising from those items set forth in Sections 1.7.2(a), (b), (c) and (e), Seller and Wright hereby waive and release any present or future cause of action or claim against the Company arising in any way out of this Agreement or any representations, warranties, covenants or obligations of the Company hereunder, whether for contribution, indemnity or otherwise.

     9.5 Survival of Representations and Warranties. All of the representations and warranties of the Seller contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years thereafter, except for the representations and warranties contained in Sections
2.12 (taxes) and 2.21 (environmental) (together with Wright's representations and warranties contained in Section 2.12 the "Limited Exempt Provisions"), which shall survive the Closing and continue in full force and effect thereafter for the applicable statute of limitations and, except for the representations and warranties contained in Sections 2.1, 2.2, 2.4, 2.7, 2.8 and 2.26 ("Exempt Provisions") which shall survive the Closing and continue in full force and effect forever thereafter in perpetuity. All representations and warranties of the Buyer under this Agreement shall survive the Closing and continue for a period of two (2) years thereafter. All of the representations and warranties of Wright contained in this Agreement shall survive the Closing and continue in full force and effect for a period of one (1) year thereafter, except for the representations and warranties contained in Sections 2.12 (taxes) (included within the "Limited Exempt Provisions"), which shall survive the Closing and continue in full force and effect thereafter for the applicable statute of limitations.

     9.6 Indemnification Limitations. Except for the "Exempt Damages" (as hereinafter defined), Seller and Wright shall not have any obligation to indemnify, defend and hold the Buyer harmless from and against any Damages until the Buyer has suffered Damages, other than Exempt Damages, in excess of $500,000 (the "Floor"), after which point the Seller and Wright will be jointly and severally obligated to indemnify, defend and hold the Buyer harmless from and against all Damages suffered. For purposes of this Agreement, the "Exempt Damages" shall mean Damages arising out of (i) any intentional Breach, intentional misrepresentation, concealment or fraud by the Seller or Wright,
(ii) any Breach in any of the Limited Exempt Provisions or Exempt Provisions, and/or (iii) any Damages suffered by the Buyer or any of the Acquired Companies arising, directly or indirectly, from or in connection with the items referred to in Sections 9.2.3, 9.2.4, 9.2.11, 9.2.13, or 9.2.14 of this Agreement.
Notwithstanding anything contained herein to the contrary, it is expressly agreed that the Buyer shall be indemnified from the first dollar of Damages which are Exempt Damages and the Exempt Damages shall not be subject to the Floor. Furthermore, the Exempt Damages shall not be subject to the "Limitation" (as hereinafter defined). Except as otherwise provided herein, the maximum liability of the Seller or Wright for indemnification under this Article IX shall be limited to $2,500,000 (the "Limitation").

     9.7 Addus Healthcare, Inc. 401(k) Plan.The Employees of Arcadia Services, Inc. participate (when eligible under the terms of the Plan) in the parent Company 401(k) Plan (Addus Healthcare, Inc. 401(k) Plan). With respect to those Employees of Arcadia who participate in the Addus Healthcare, Inc. 401(k) Plan, the parties agree as follows:


               9.7.1 Buyer agrees to establish a virtually identical 401(k) program for Arcadia Employees', using the same eligibility, contributions, vesting, and investment choices. This shall be sponsored by Arcadia and known as the Arcadia Services, Inc. 401(k) Plan.


               9.7.2 Seller agrees to transfer the account balances of the Employee participants who work for Arcadia, from the Addus 401(k) Plan into the newly established Arcadia 401(k) Plan, as soon as reasonably feasible following the closing of this transaction and the establishment of the Arcadia 401(k) Plan.


               9.7.3 Buyer and Seller agree to cooperate in a smooth transfer of the 401(k) balances from one Plan to another, and to do such other things as may be necessary to fulfill the intention of the parties that each of the Employee/participants at Arcadia shall continue to enjoy the benefits of a 401(k) Plan.


               9.7.4 The parties agree to treat this as a transfer of Plan assets and liabilities from one retirement plan to another retirement plan, unless applicable law requires the transfer of Plan assets to be treated as a plan termination or a partial plan termination of the Addus Healthcare, Inc. 401(k) Plan.




ARTICLE X
                                   DEFINITIONS


     For purposes of this Agreement, the following terms have the following meanings:

     10.1  "Accounts  Receivable"  shall  have  the  meaning  as  set  forth  in
Section 2.10 of this Agreement.

     10.2 "Acquired Companies" shall mean collectively, the Company, Arcadia Health Services, Inc., Arcadia Health Services of Michigan, Inc., Grayrose, Inc., Arcadia Staff Resources, Inc., ASR Staffing, Inc., Arcadia Employee Services, Inc., Arcadia Medical Products, Inc., and any subsidiaries of any of the foregoing.

     10.3 "Acquired Company" shall mean each one of the Acquired Companies.

     10.4 "Agreement" shall mean this Stock Purchase Agreement and all Exhibits and Schedules referenced herein.

     10.5 "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     10.6 "Breach" shall mean a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement, any Schedule or any instrument delivered pursuant to this Agreement and will be deemed to have occurred if there is or has been (a) any inaccuracy in, failure or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, whether material or otherwise, or (b) any claim by any Person or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision.

     10.7 "Buyer" shall mean that entity identified as Buyer in the introductory section of this Agreement.

     10.8 "Buyer's Advisors" shall have the meaning as set forth in Section 4.1 of this Agreement.

     10.9  "Buyer's  Closing  Documents"  shall have the meaning as set forth in
Section 3.2.1 of this Agreement.

     10.10 "Cash Payment" shall have the meaning as set forth in Section 1.4.1 of this Agreement.

     10.11 "Closing" shall have the meaning as set forth in Section 1.6 of this Agreement.

     10.12 "Closing Date" shall mean the date and time as of which the Closing actually takes place.

     10.13 "Company Assets" shall have the meaning as set forth in Section 2.7 of this Agreement.

     10.14 "Consent" or "Consents" shall mean any approval, consent, ratification, waiver, or other authorization (including, without limitation, any Governmental Authorization) of any Person (i) listed in Schedule 2.3, and (ii) required to be obtained in order to consummate the Contemplated Transactions.

     10.15 "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement, including, without limitation:

               10.15.1 The sale of the Shares by Seller to Buyer;

               10.15.2  The  execution,   delivery,   and   performance  of  the
          Promissory Note, the Noncompetition Agreements, the Seller's Release and the Employment Agreements;

               10.15.3 The performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

               10.15.4 Buyer's acquisition and ownership of the Shares and exercise of control over each Acquired Company.

     10.16 "Contract" shall mean any agreement (or group of related agreements), contract, obligation, option, commitment, promise or understanding (whether written or oral and whether expressed or implied) (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or Liability, (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound, or (d) which may relate to, establish or restrict any rights or obligations affecting the Shares or any present or future securities of any Acquired Company.

     10.17 "Current Assets" shall be defined as those assets of the Acquired Companies which, in accordance with GAAP, are classified as "current", except for intercompany accounts.

     10.18 "Current Liabilities" shall be defined as those liabilities of the Company, other than the Workers' Compensation Reserve and intercompany debt, which, in accordance with GAAP, are classified as "current".

     10.19 "Damages" shall have the meaning as set forth in Section 9.2 of this Agreement.

     10.20 "Delinquent Accounts Receivable" shall have the meaning as set forth in Section 1.5 of this Agreement.

     10.21  "Employment  Agreement"  shall  have  the  meaning  as set  forth in
Section 6.11 of this Agreement.

     10.22 "Employee Benefit Plan" shall mean any qualified and/or non-qualified fringe benefit, disability, health, medical, life insurance, supplemental compensation, incentive, wage continuation, retirement, pension, profit sharing, bonus, deferred compensation, stock ownership or other plan, trust, policy or arrangement involving any past, present or future employee, consultant, representative, or agent of any Acquired Company, including without limitation any plan, program or arrangement defined in or relevant to any provision of ERISA.

     10.23 "Encumbrance" shall mean any charge, claim, community property or dower interest, mortgage, equitable interest, lien, option, pledge, security interest, right of first refusal, contract, Liability or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     10.24 "Environment" shall mean any soil, land surface or subsurface strata, surface waters (including, without limitation, navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream, sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     10.25 "Environmental, Health, and Safety Liabilities" shall mean any cost, damage, expense, Liability, obligation, fine, fee or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law including, without limitation, any costs, damages, financial responsibility, expenses, liabilities, obligations, fines, fees or other Liability for, arising out of or relating to:

               10.25.1 The Environment;

               10.25.2 The presence, generation, use, handling, transport, recycling, reclamation, disposal, treatment, storage or release of any Hazardous Material;

               10.25.3 Any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

               10.25.4 Fines, penalties, judgments, awards, settlements, legal or administrative Proceedings, damages, losses, claims, demands and response, investigative, remedial and inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

               10.25.5 Any Environmental  Law or Occupational  Safety and Health
          Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by any applicable Environmental Law or any Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; and/or

               10.25.6  Any  other  compliance,  corrective,  investigative,  or
          remedial   measures  required  under  any  Environmental  Law  or  any
          Occupational Safety and Health Law.


     The terms "removal," "remedial," and "response action," include, without limitation, the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 601 et seq., as amended ("CERCLA").

     10.26  "Environmental  Law" shall mean any Legal  Requirement that governs, regulates, requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or
Hazardous Materials into the Environment; (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the Threat of Release, or paying the costs of such clean up or prevention; (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets; (i) Hazardous Activities, Hazardous Materials, pollutants, petroleum products, oil, asbestos or other potentially harmful substances; or (j) the protection of the health, safety and welfare of the public, water health and safety and pollution and/or protection of the Environment.

     10.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     10.28 "Exempt Damages" shall have the same meaning as set forth in Section 9.6.

     10.29  "Exempt  Provisions"  shall  have the same  meaning  as set forth in
Section 9.5.

     10.30 "Facilities" shall mean any real property, leaseholds, or other interests currently or formerly owned, operated or managed by any Acquired Company and any buildings, plants, structures, fixtures or equipment (including motor vehicles) currently or formerly owned or operated by any Acquired Company.

     10.31 "Fiduciary" shall have the meaning as defined in ERISA Section 3(21).

     10.32 [INTENTIONALLY OMITTED].

     10.33  "Financial   Statements"   shall  have  the  meaning  set  forth  in
Section 2.5.

     10.34 "GAAP" shall mean United States Generally Accepted Accounting Principles, consistently applied.

     10.35 "Governmental Authorization" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     10.36 "Governmental Body" shall mean any: (a) federal, state, local, municipal, foreign, or other government; or (b) governmental or quasi-governmental authority of any nature, including without limitation, (i) any governmental agency, branch, department, official, or entity, (ii) any court, judicial authority or other tribunal, and (iii) any arbitration body or tribunal;

     10.37  "Hazardous  Activity"  shall  mean  the  distribution,   generation,
handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, remediation or use of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and/or any other act, business, operation, or action that poses a risk of illness or property damage or diminution in value of any property resulting from Hazardous Materials.

     10.38 "Hazardous Materials" shall mean any waste or other substance that is listed, regulated, defined, designated, or classified under, or otherwise determined to be, hazardous, radioactive, toxic, or a pollutant or a contaminant pursuant to, any Environmental Law and shall include materials or equipment containing polychlorinated biphenals or asbestos in any form.

     10.39 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     10.40 "Indebtedness" of the Acquired Companies means all Liabilities, and all interest, fees, prepayment penalties, cancellation charges and other fees, costs and charges relating thereto, of the Acquired Companies, except for Current Liabilities and intercompany payables, including without limitation, all Liabilities which (i) in accordance with GAAP should be classified upon a balance sheet as indebtedness; (ii) are for borrowed money or purchase money financing; (iii) are secured by any Lien or other charge upon any property or assets; (iv) are created or arise under any conditional sale or other title retention agreement with respect to any property; and/or (v) arise under any capitalized leases (as defined under GAAP).

     10.41  "Indemnified  Persons"  shall  have  the  meaning  as set  forth  in
Section 9.2 of this Agreement.

     10.42  "Intellectual  Property Assets" shall include the following  assets:
(a) each Acquired  Company's name, all fictional  business  names,  trade names,
registered   and   unregistered   trademarks   ("Marks"),   service   marks  and
applications; (b) all patents, patent applications, and inventions and discoveries that may be patentable ("Patents"); (c) all copyrights in both published works and unpublished works ("Copyrights"); and (d) all know-how, trade secrets, confidential or proprietary information, customer lists, software (except PayNet), technical information, data, process technology, plans, drawings, and blue prints, owned, used or licensed by any Acquired Company, or otherwise referenced in or affected by any Contract ("Trade Secrets").

     10.43   "Intercompany  Debt"  shall  have  the  meaning  as  set  forth  in
Section 2.29 of this Agreement.

     10.44 "Interim Financial Statements" shall have the meaning as set forth in
Section 2.5 of this Agreement.

     10.45 "IRC" shall mean the Internal Revenue Code of 1986 or any successor law, and all U. S. Treasury regulations and rulings issued by the IRS or any Governmental Authority pursuant to the Internal Revenue Code or any successor law.

     10.46 "IRS" shall mean the United States Internal Revenue Service or any successor agency, and the United States Department of the Treasury.

     10.47 "Knowledge" of any Person shall be deemed to include a particular fact or other matter if: (a) such Person is actually aware of such fact or other matter; or (b) a reasonable Person could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

     10.48   "Leased   Property"   shall  have  the  meaning  as  set  forth  in
Section 2.8.2 of this Agreement.

     10.49 "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, operational memorandum, guidance documents, policy, charter, ordinance, rule, code, principle of common law, case, decision, regulation, statute, or treaty including, without limitation, Environmental Laws, Occupational Safety and Health Laws, Orders, ERISA and the IRC.

     10.50 'Liability" shall mean any liability or obligation whether known or unknown, foreseeable or unforeseeable, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.

     10.51 "Limitation" shall have the meaning set forth in Section 9.6 of this Agreement.

     10.52 "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, business or prospects of any Person which change (or effect), individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, business or prospects of such Person.

     10.53 "Occupational Safety and Health Law" shall mean any Legal Requirement which governs, regulates or relates to safety and health conditions or is designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     10.54 "Order" shall mean any award, decision, decree, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     10.55 "Ordinary Course of Business" shall mean an action taken by a Person that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person and such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     10.56 "Organizational Documents" shall mean the articles or certificates of incorporation and the bylaws of a corporation, including any amendments thereto or restatements thereof, and all resolutions of the Board of Directors and stockholders of such corporation.

     10.57 "Person" shall mean any individual,  corporation,  general or limited
partnership,   limited  liability  company,   joint  venture,   estate,   trust,
association, organization, labor union, or other entity or Governmental Body.

     10.58 "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator or Person.

     10.59 [INTENTIONALLY OMITTED].

     10.60  "Purchase  Price" shall have the meaning as set forth in the Section
1.2 of this Agreement.

     10.61 "Real Property" shall have the meaning as set forth in Section 2.8 of this Agreement.

     10.62 "Records" shall have the meaning as set forth in Section 2.6 of this Agreement.

     10.63 "Release" shall mean any spilling,  leaking,  emitting,  discharging,
depositing,   escaping,   leaching,   dumping,   or  other  releasing  into  the
Environment, whether intentional or unintentional.

     10.64   "Representatives"   shall   have  the   meaning  as  set  forth  in
Section 2.22.4 of this Agreement.

     10.65 "Sale Transaction" shall mean any transaction or series of transactions involving the sale of the business or assets (other than sales of inventory in the Ordinary Course of Business) of any Acquired Company, or any of the Shares or any equity interest or capital stock of any Acquired Company, or any merger, consolidation, joint venture, partnership, share exchange, reorganization, business combination, or similar transaction involving any Acquired Company.

     10.66 "Seller's  Closing  Documents" shall have the meaning as set forth in
Section 1.7.1 of this Agreement.

     10.67 "Seller's Noncompetition Agreement" shall have the meaning as set forth in Section 1.7.1(d) of this Agreement.

     10.68   "Seller's   Release"  shall  have  the  meaning  as  set  forth  in
Section 1.7.1(b) of this Agreement.

     10.69 "Shares"shall have the meaning set forth in the recitals to this Agreement.

     10.70 "Subsidiaries" shall have the meaning set forth in Section 2.25 of this Agreement.

     10.71 "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under IRC Section 59(A)), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, assessment or charge by a Governmental Body of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     10.72 "Tax Return" shall mean any return (including any information or amended return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     10.73 "Threat of Release" shall mean a reasonable possibility of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     10.74 "Threatened" shall mean a claim, Proceeding, dispute, action, or other matter if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter may be asserted, commenced, taken, or otherwise pursued in the future.

     10.75 "Workers Compensation Reserve" shall mean all Liabilities for workers' compensation claims of the Acquired Companies the date of occurrence of which is on or prior to the Closing Date, (i) that is not fully paid or covered by insurance or (ii) in the case of claims for benefits for employees located within the states of Ohio and Washington, to the extent that contributions to the respective state agency for such claims for benefits are not as of the Closing Date fully reserved for in the financial statements of the Acquired Companies.

ARTICLE XI
                               GENERAL PROVISIONS

     11.1 Confidentiality. The Company, Seller and Wright will maintain and hold in confidence and not disclose any information concerning the business and affairs of each Acquired Company that is not already generally available to the public and is not otherwise used in the business of Seller and its affiliates ("Confidential Information"), will refrain from using any Confidential Information except in connection with this Agreement, and will deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that the Company, Seller or Wright are requested or required (by oral question or request for information or documents in any legal Proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the aforementioned parties is, on the written advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party may without liability hereunder, disclose that portion of the Confidential Information which such party is required to disclose.

     11.2 Expenses. Except as otherwise expressly provided in this Agreement, the Seller, on the one hand, and the Buyer, on the other hand, shall bear their own respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including, but not limited to fees and expenses of agents, representatives, investment bankers, advisors, consultants, legal counsel and accountants (collectively "Transaction Costs"). Without limiting the generality of the foregoing, Seller agrees that none of the Acquired Companies shall bear any Transaction Costs, other than the time and direct expenses of employees of the Acquired Companies, and that the Seller (and not the Acquired Companies) shall pay all costs, fees and expenses for services rendered by William Blair & Company and legal counsel to the Seller or the Acquired Companies in any way relating to this Agreement or the Contemplated Transactions. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

     11.3 Schedules. The Schedules are numbered to correspond to the various sections of this Agreement relating to the representations and warranties contained in this Agreement and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein.

     11.4 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as mutually agreed to by Seller and Buyer. Unless consented to by each party hereto in advance or required by Legal Requirements, prior to the Closing, all other parties shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which each Acquired Company's employees, customers, and suppliers and others having dealings with each Acquired Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     11.5 Dispute Resolution; Jurisdiction and Venue. Any and all disputes, controversies or claims arising out of or relating to this Agreement shall be resolved exclusively and conclusively by filing suit in the United States District Court for the Eastern District of Michigan, Southern Division, and all parties agree that jurisdiction and venue properly lie in such Court.

     11.6 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (d) two (2) business days following the deposit of same in the U.S. mail, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  Seller:                   Addus HealthCare, Inc.
                                            2401 South Plum Grove Road
                                            Palatine, IL  60067
                                            Attn: Edward Budy, Esq.
                                            General Counsel
                                            Fax No.: 847-303-5376

                  With a copy to:   Foley & Lardner
                                            777 East Wisconsin Avenue
                                            Suite 3800
                                            Milwaukee, WI  53202
                                            Attn: Patrick G. Quick, Esq.
                                            Fax No.: 414-297-4900

                  Buyer:                    RKDA, Inc.
                                            2709 Buckthorn Way
                                            Naples, FL  34105
                                            Attn:  John E. Elliott, II
                                            Fax No.: 239-435-9666

                  With a copy to:   Kerr, Russell and Weber, PLC
                                            500 Woodward Avenue, Suite 2500
                                            Detroit, Michigan  48226
                                            Attn:  Michael D. Gibson, Esq.
                                            /Eric I. Lark, Esq.
                                            Fax No.  313-961-0388

                  Wright:           W. Andrew Wright
                                            2401 S. Plum Grove Road
                                            Palatine, Illinois 60067
                                            Fax No. 847-303-8613

                  With a copy to:   Foley & Lardner
                                            777 East Wisconsin Avenue
                                            Suite 3800
                                            Milwaukee, WI  53202
                                            Attn: Patrick G. Quick, Esq.
                                            Fax No.: 414-297-4900

     11.7 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Contemplated Transactions, shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

     11.8 Recoupment. Seller hereby agrees and acknowledges that in the event that any amount is or becomes due or payable by Seller to the Buyer or any Acquired Company as Damages or otherwise, the Buyer shall have the option (but not obligation) to elect to reduce, on a dollar-for-dollar basis, any amount owed, due or payable to Seller under this Agreement, under the Promissory Note or otherwise, by any such amount, due or payable to Buyer or any Acquired Company, which recoupment may be applied against one or more payments due, and/or treated as a prepayment of principal due under the Promissory Note, or otherwise, as the Buyer or Acquired Company may elect from time to time. This elective right of setoff shall be cumulative and in addition to any and all additional remedies to which Buyer or any Acquired Company may be entitled at law or in equity.

     11.9 Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. The Acquired Companies agree to cooperate and provide non-monetary assistance (including reasonable time of their employees), as reasonably requested by Seller, in the Seller's handling of worker's compensation and other claims, the liability for which may have been retained by the Seller, to their closure or conclusion.

     11.10 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right, unless done so in writing signed by the party asserting such claim or right; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.11 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; provided, however, that the Confidentiality Agreement by and among the parties dated March 31, 2003, as amended September 4, 2003, shall continue in full force and effect. This Agreement supercedes and terminates any provision in the Term Sheet dated October 31, 2003, as amended, by and among the parties and the Company and the agreement entered by the parties dated March 12, 2004. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.12   Construction.   The  parties  have  participated   jointly  in  the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of the authoring of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute of law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context expressly provides otherwise. The word "including" shall mean including without limitation. All words used in this Agreement will be construed to be of such gender or number as the circumstances may require. If any party has Breached any representation, warranty or covenant contained in this Agreement, the fact that such party may not have Breached another representation, warranty or covenant contained in this Agreement which also relates to the same or similar subject matter shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant (regardless of the relative levels of specificity among such various representations, warranties or covenants). In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules, the statements in the body of this Agreement will control.

     11.13 Assignments; Successors; No Third Party Rights. Except as expressly provided herein, no party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary, parent, affiliate, or equity partner (pursuant to Section 1.8 hereof), of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing contained in this Agreement will be construed to give any Person other than the parties to this Agreement (and their successors and assigns) and those Persons expressly identified herein as receiving or obtaining rights or benefits hereunder, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

     11.14 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction or arbitrator, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.15 Section Headings. The headings of Sections in this Agreement are provided for convenience only and will not affect their construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement.

     11.16 Time of Essence. Time is of the essence with regard to each party's performance under this Agreement and all dates and time periods set forth or referred to in this Agreement.

     11.17 Governing Law. This Agreement shall be governed by the internal laws of the State of Michigan without regard to conflicts of laws principles.

     11.18 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement, (b) said party has relied solely and completely upon its own judgment in executing this Agreement, (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, (d) said party has acted voluntarily and of its own free will in executing this Agreement, (e) said party is not acting under duress, whether economic or physical, in executing this Agreement, and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

     11.19 Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. A facsimile signature of any party shall be immediately binding upon such party and have the same legal effect as a original signature of such party.

     11.20 Records. Following the Closing, Buyer and the Acquired Companies shall provide Seller with access upon reasonable notice to all financial and other records of the Acquired Companies for the period ending on or prior to the Closing Date for such reasonable purposes as Seller may require, including but not limited to the purpose of Seller's calculation of the Final Net Working Capital.

     11.21 Proration of Taxes. The parties agree that for the pertinent periods in fiscal year 2004 during which they directly or indirectly own the Company, any income taxes (and the income upon which the taxes are based) shall be computed on an actual basis, rather than on a prorated basis, such that the parties will pay only the Taxes attributable to the actual income earned during the period in which they own the Company.

     11.22 Execution Without Exhibits and Schedules. This Agreement may be executed without the Exhibits and Schedules referenced herein, in which case the validity and effectiveness of this Agreement shall be subject to the parties' subsequent agreement upon and finalization of such Exhibits and Schedules exercising good faith and reasonable diligence. Additionally, as set forth in
Section 1.4.4 hereof, the Deposit provided herein by Buyer shall constitute a loan to Seller and Wright, payable without interest as set forth in
Section 1.4.4 hereof, until such time as the Exhibits and Schedules are subsequently completed, at which time the Deposit shall become subject to the provisions of Article VIII herein.








     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


WITNESSES:                    BUYER:

                                       RKDA, INC.,
                                       a Michigan corporation



                                       By:/s/John E. Elliott, II
                                       -------------------------

                                       Its: President

                                       COMPANY:

                                       ARCADIA SERVICES, INC.,
                                       a Michigan corporation

                                       By:/s/ W. Andrew Wright
                                       ----------------------

                                       Its:President


                                       SELLER:

                                       ADDUS HEALTHCARE, INC.,
                                       an Illinois corporation

                                       By:/s/ W. Andrew Wright
                                       ----------------------

                                       Its:President


                                       WRIGHT:

                                       By:/s/ W. Andrew Wright
                                       ----------------------
                                        W. ANDREW WRIGHT
                                        __________________